CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Statements" in the Statement of Additional Information dated April 1, 2026, and included in this Pre-Effective Amendment No. 5 to the Registration Statement (Form N-2, Securities Act File No. 333-288759) of LibreMax Asset-Backed Income Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated March 31, 2025, with respect to the financial statements of LibreMax Structured Opportunities Partners I, LP and LibreMax Structured Opportunities Partners II, LP, included in this Registration Statement, filed with the Securities and Exchange Commission.

April 1, 2026